EXHIBIT 99.1

Aptose Appoints Fletcher Payne as Senior Vice President, Chief Financial Officer

SAN DIEGO and TORONTO, June 27, 2022 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (NASDAQ: APTO, TSX: APS), a clinical-stage precision oncology company developing highly differentiated oral kinase inhibitors to treat hematologic malignancies, today announced the appointment of Mr. Fletcher Payne to the position of Senior Vice President, Chief Financial Officer (CFO). In this role, Mr. Payne will lead Aptose’s financial operations and serve as a member of the Company’s executive management team.

“As a highly accomplished CFO, Fletcher brings to Aptose extensive experience in corporate finance, strategy and operations within the biotechnology industry, including the equity capital markets, banking practices and financial transaction experience,” said William G. Rice, Ph.D., Chairman, President and Chief Executive Officer. “We are delighted to have him join our executive management team and will benefit from his leadership, strategic insights, and guidance as we advance HM43239 and luxeptinib through clinical development toward commercialization.”

With a healthcare tenure of more than two decades, Mr. Payne most recently served as CFO of Syapse, where he completed several financing transactions and oversaw accounting, finance, corporate development, and legal functions. Prior, he served as CFO at Catalyst Bioscience, a publicly traded biotech company. He served in a CFO capacity and senior financial positions at CytomX Therapeutics, Plexxikon Inc., Rinat Neuroscience Corporation, Dynavax Technologies Corporation, and Cell Genesys, among others. Mr. Payne holds a B.S. in Finance from the Haas School of Business, University of California, Berkeley.

"I am delighted to be joining Aptose to help advance HM43239 and luxeptinib -- two product candidates that have demonstrated promise for hematology malignancies -- through clinical trials,” said Mr. Payne. “I am excited to work with the talented team at Aptose as we progress our business and help realize the potential of these important assets.”

To view Aptose’s updated corporate presentation, please visit the presentation page on the Aptose website here.

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing personalized therapies addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company has two clinical-stage investigational products under development for hematologic malignancies: HM43239, an oral myeloid kinome inhibitor in an international Phase 1/2 trial in patients with relapsed or refractory acute myeloid leukemia (AML); and luxeptinib, an oral, dual lymphoid and myeloid kinome inhibitor in a Phase 1 a/b trial in patients with relapsed or refractory B-cell malignancies who have failed or are intolerant to standard therapies, and in a separate Phase 1 a/b trial in patients with relapsed or refractory AML or high risk myelodysplastic syndrome (MDS). For more information, please visit www.aptose.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements regarding the clinical potential, development and strategy of HM43239 and luxeptinib, and statements relating to the Company’s growth, plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “hope” “should”, “would”, “may”, “potential” and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others: our ability to obtain the capital required for research and operations; the inherent risks in early stage drug development including demonstrating efficacy; development time/cost and the regulatory approval process; the progress of our clinical trials; our ability to find and enter into agreements with potential partners; our ability to attract and retain key personnel; changing market and economic conditions; inability of new manufacturers to produce acceptable batches of GMP in sufficient quantities; unexpected manufacturing defects; the potential impact of the COVID-19 pandemic and other risks detailed from time-to-time in our ongoing current reports, quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences Inc. Susan Pietropaolo Corporate Communications & Investor Relations 201-923-2049 spietropaolo@aptose.com	LifeSci Advisors, LLC Dan Ferry, Managing Director 617-535-7746 Daniel@LifeSciAdvisors.com